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Exhibit 10.20

Silicon Valley Bank

Amendment to Loan Documents

Borrower:    Sento Corporation
                      Sento Technical Services Corporation

Date:            May            , 2004

        THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank ("Silicon") and the borrower named above ("Borrower").

        The Parties agree to amend the Loan and Security Agreement between them, dated April 15, 2003 (as otherwise amended, if at all, the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

        1.    Amended Schedule.    The Schedule to the Loan Agreement is hereby amended in its entirety to read as set forth in the Amended and Restated Schedule to Loan and Security Agreement of even date herewith.

        2.    Certain Provisions Only Applicable on Event of Default.    The provisions of Sections 4.3, 4.4 and 4.5 of the Loan Agreement shall only be applicable after the occurrence and during the continuance of an Event of Default.

        3.    Modification re Audits.    The first sentence of Section 5.4 of the Loan Agreement is hereby amended to read as follows:

    At reasonable times, and on one Business Day's notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records; provided, however, the parties contemplate that such audits will be performed no more frequently than annually, but nothing herein restricts Silicon's right to conduct such audits more frequently if (i) Silicon believes that it is advisable to do so in Silicon's good faith business judgment, or (ii) Silicon believes in good faith that a Default or Event of Default has occurred and is continuing.

        4.    Delete Termination Fee.    The second and third sentences of Section 6.2 of the Loan Agreement, which provide for a termination fee, are hereby deleted from the Loan Agreement.

        5.    Modified Provision re Interest Computation.    The first sentence of Section 9.1 of the Loan Agreement is hereby amended to read as follows:

    In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Silicon (including proceeds of Accounts and payment of the Obligations in full) shall be deemed applied by Silicon on account of the Obligations on the same Business Day after receipt by Silicon of immediately available funds, and, for purposes of the foregoing, any such funds received after 12:00 Noon on any day shall be deemed received on the next Business Day.

        6.    Additional Definitions.    The definitions on Exhibit A hereto are hereby added to Section 8 of the Loan Agreement in alphabetical order.

        7.    Fee.    In consideration for Silicon entering into this Amendment, Borrower shall pay Silicon the fees set forth in the Amended and Restated Schedule to Loan and Security Agreement of even date herewith. Such fees shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said such fees to Borrower's loan account.

        8.    Representations True.    Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

        9.    General Provisions.    This Amendment, the Loan Agreement, the Schedule, any prior written amendments to the Loan Agreement or the Schedule signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:		Silicon:
SENTO CORPORATION		SILICON VALLEY BANK
By	President or Vice President	By
By	Secretary or Ass't Secretary	Title
Borrower:
SENTO TECHNICAL SERVICES CORPORATION
By	President or Vice President
By	Secretary or Ass't Secretary

Exhibit A
Additional Definitions

        "Closing Date" is the date of this Amendment.

        "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

        "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

        "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

        "Loan Documents" means, collectively, the Loan Agreement, the Representations, and all other present and future documents, instruments and agreements between Silicon and Borrower, including, but not limited to those relating to the Loan Agreement, and all amendments and modifications thereto and replacements therefor.

        "Permitted Indebtedness" is: (a) Borrower's indebtedness to Silicon under this Agreement or any other Loan Document; (b) Indebtedness existing on the Closing Date and shown on the Schedule; (c) Subordinated Debt; (d) Indebtedness to trade creditors incurred in the ordinary course of business; and (e) Indebtedness secured by Permitted Liens.

        "Permitted Investments" are: (a) Investments shown on the Schedule and existing on the Closing Date; and (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Silicon's certificates of deposit issued maturing no more than 1 year after issue.

        "Representations" means the written Representations and Warranties provided by Borrower to Silicon referred to in the Schedule.

        "Subsidiary" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

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Amendment to Loan Documents
Exhibit A Additional Definitions